UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Executive Employment Agreements

On March 7, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Web.com Group, Inc. (the “Company”) amended and restated the existing employment agreements of each of David L. Brown, Chief Executive Officer, and Kevin Carney, Chief Financial Officer, effective as of March 7, 2011 (the “Restated Agreements”).

The Restated Agreements provide for the following material changes:

•
Such agreements reflect the increases in base salary and target bonus for each of Mr. Brown and Mr. Carney that were previously approved by the Compensation Committee and reported on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2011.

•
Mr. Brown’s cash severance benefits have been amended to provide for a lump sum severance payment in an amount equal to eighteen months of his then-current base salary plus 150% of the greater of (x) 100% of his target bonus for the year in which the termination occurs (the prior agreement provided for 80%) and (y) the prior year’s target bonus actually earned.

•	The Company has agreed to provide a tax gross up for Mr. Brown in connection with premiums for Mr. Brown’s life insurance and disability insurance policies.
•
Mr. Carney’s cash severance benefits have been amended to provide for a lump sum severance payment in an amount equal to twelve months of his then-current base salary plus 150% of the greater of (x) 100% of his target bonus for the year in which the termination occurs (the prior agreement provided for 80%) and (y) the prior year’s target bonus actually earned.

•
Such agreements provide for a clawback provision to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

In addition to the material changes summarized above, the Company also made certain technical amendments to clarify the manner of compliance with the 2010 Patient Protection and Affordable Care Act and Section 409A of the Internal Revenue Code of 1986.

The foregoing summary is qualified by reference to the complete text of the Revised Agreements, which are filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Employment Agreement by and between the Company and David L. Brown, dated March 7, 2011.

10.2	Amended and Restated Employment Agreement by and between the Company and Kevin Carney, dated March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)
Date: March 11, 2011
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

INDEX OF EXHIBITS

10.1	Amended and Restated Employment Agreement by and between the Company and David L. Brown, dated March 7, 2011.

10.2	Amended and Restated Employment Agreement by and between the Company and Kevin M. Carney, dated March 7, 2011.